                                                                    Exhibit 99.1


* Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission. The omitted portions, marked by "*", have been separately filed with the Commission.

+ Exhibit I to this Agreement has been omitted because such Exhibit does not contain information material to an investment decision. IGEN agrees to furnish supplementally a copy of such Exhibit to the Commission upon request.

                                 AMENDMENT NO. 1

                                       TO

                             JOINT VENTURE AGREEMENT

               THIS AMENDMENT NO. 1 TO JOINT VENTURE AGREEMENT (this "Amendment
                                                                      ---------
No. 1") is entered into as of August 15, 2001, by and among Meso Scale
-----
Diagnostics, LLC., a Delaware limited liability company ("MSD"), Meso Scale
                                                          ---
Technologies, LLC., a Delaware limited liability company ("MST"), and IGEN
                                                           ---
International, Inc., a Delaware corporation (formerly IGEN, Inc., a California corporation) ("IGEN");
               ----

               WHEREAS, MSD, MST and IGEN entered into a Joint Venture Agreement, dated as of November 30, 1995, as amended (the "Joint Venture
                                                           -------------
Agreement"), for the purpose of setting forth their respective rights and
---------
obligations with respect to certain research and development activities and, if successful, the development, manufacturing, marketing and sale of the products, processes and services based thereon;

               WHEREAS, MSD, MST and IGEN desire to further amend the Joint Venture Agreement to, among other things, extend the term of the Joint Venture Agreement and to make certain other changes, all as herein set forth;

               WHEREAS, for purposes of this Amendment No. 1, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Joint Venture Agreement (as amended by this Amendment No. 1); and

               WHEREAS, MST and IGEN are amending the LLC Agreement concurrently with the execution and delivery of this Amendment No. 1, and MSD, MST and IGEN are executing and delivering various other agreements in connection with the execution and delivery of this Amendment No. 1 and the amendment to the LLC Agreement;

               NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MSD, MST and IGEN each hereby agrees as follows:

   1.     Definitions.
          ------------

   (A) The first sentence of Section 1.11. is hereby deleted in its entirety and replaced with the following:

          "Research Technologies" shall mean (i) * methods, including, without
          ----------------------
          limitation, the * described in the United States Patent application entitled * serial no. * (including all divisions, continuations and continuations-in-part thereto), and * all relating to only the * of the * and * (ii) * including, without limitation, * and * the * and/or * (e.g., through *), and * and * (e.g., through * and *), including without limitation, for use in * methods (including, without limitation, the * described in the United States Patent application entitled * serial no. * (including all divisions, continuations and continuations-in-part thereto), and *), and/or
          (iii) * (e.g., *), including, without limitation, for use in * methods (including, without limitation, the * described in the United States Patent application entitled * serial no. * (including all divisions, continuations and continuations-in-part thereto), and *)."

   (B) Section 1.12. is hereby amended and restated in its entirety as follows:

          "1.12. "ECL Improvements" shall mean any inventions or know-how
                  ----------------
          developed by MSD in the field of (a) electrochemiluminescent labels, and (b) general electrochemical techniques and processes for modulating electric potential to alter chemical species for use in single electrode systems (i.e., for serial detection using flow cells) in order to generate electrochemiluminescence."

   (C) Section 1. is hereby amended by adding a new Section 1.15. thereto as follows:

   "1.15. "Change in Control" shall mean any one or more of the following
           -----------------
    events:

          (a) 15% or more of the ownership, control, power to vote or beneficial ownership of any class of voting securities of IGEN is acquired by any person, either directly or indirectly or acting through one or more other persons, other than by any employee benefit plan of IGEN or any entity holding voting securities of IGEN for or pursuant to the terms of any such plan, or by Samuel J. Wohlstadter, his affiliates, his heirs and any trust or foundation to which he has transferred or may transfer voting securities of IGEN, and the owner of such interest shall have the right, pursuant to any agreement, arrangement or understanding with IGEN, to nominate one or more persons for election as directors of IGEN;

          (b) any person (other than any person named as a proxy in connection with any solicitation on behalf of the Board of Directors of IGEN) holds irrevocable proxies which when added to the voting securities beneficially owned by such person, aggregates to be, as to the election or removal of two or more directors of IGEN, 30% or more of the total number of voting shares of IGEN, other than any employee benefit plan of IGEN or any entity holding voting securities of IGEN for or pursuant to the terms of any such plan, or Samuel J. Wohlstadter, his affiliates, his heirs and any trust or foundation to which he has transferred or may transfer voting securities of IGEN;

          (c) 30% or more of the ownership, control, power to vote or beneficial ownership of any class of voting securities of IGEN is acquired by any person, either directly or indirectly or acting through one or more persons, other than by any employee benefit plan of IGEN or any entity holding voting securities of IGEN for or pursuant to the terms of any such plan, or by Samuel J. Wohlstadter, his affiliates, his heirs and any trust or foundation to which he has transferred or may transfer voting securities of IGEN;

          (d) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, (i) the persons who were directors of IGEN before such transaction shall cease to constitute at least a majority of the Board of Directors of IGEN or its successor or (ii) the persons who were stockholders of IGEN immediately before such transaction do not own more than 50% of the outstanding voting securities of IGEN or its successor immediately after such transaction;

          (e) IGEN shall sell, lease, exchange, assign, dispose of or transfer all or substantially all of its property and assets; or

          (f) one or more directors not nominated by the Board of Directors of IGEN (for this purpose, for example, any persons nominated for election or actually elected to fill a vacancy or newly created directorship pursuant to any agreement, arrangement or understanding between IGEN and any person or group that commenced or threatened to commence a proxy contest (including election contests and nonelection contests) with respect to IGEN shall not be considered to be nominated by IGEN) is elected as a director of IGEN at any regular or special meeting of the stockholders of IGEN or any regular or special meeting of the Board of Directors of IGEN.

For purposes of this definition, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or entity or group acting in concert. A person for these purposes shall be deemed to be a "beneficial owner" as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934."

     2.   Board of Managers.
          ------------------

     (A) Section 2.2. is hereby amended by deleting the word "For" from the first sentence thereof and replacing it with the following phrase:

          "Except as otherwise required or permitted by this Agreement or the LLC Agreement,".

     (B) Section 2.2. is hereby further amended by adding the following sentence immediately after the first sentence thereof:

          "IGEN shall be entitled to rely on the authority of the MST Manager (as defined below) with respect to all decisions made and actions taken by the MST Manager on behalf of MST pursuant to this Agreement without any obligation to perform any further inquiry thereof, and MST shall be entitled to rely on the authority of the IGEN Manager (as defined below) with respect to all decisions made and actions taken on behalf of IGEN pursuant to this Agreement without any obligation to perform any further inquiry thereof; provided, however, that nothing in this Section 2.2. shall be deemed to affect the requirements for approval of the budget (as set forth in Section 2.8.) by the committee of the Board of Directors of IGEN designated by such Board to consider such matters on behalf of IGEN (the "Budget Committee") as set forth
                                               ----------------
          in Section 2.8."

     (C) Section 2.2. is hereby further amended by inserting the following at the beginning of the original second sentence thereof:

          "Except as otherwise required or permitted by this Agreement or the LLC Agreement,".

     3.   IGEN Financing.
          --------------

     (A) Section 2.4.1. is hereby amended by deleting the number "$5,000,000" and replacing it with the number "$3,100,000".

     (B) Section 2.4.1.(a) is hereby amended and restated in its entirety as follows:

          "(a) The parties agree that the funding of the Initial IGEN Capital Contribution was completed as of December 31, 2000. Additional Funding (as defined in Section 2.4.3.) shall be made by IGEN in accordance with the terms of this Agreement."

               (C) Section 2.4.1.(b) is hereby amended and restated in its entirety as follows:

                   "(b) For each $500 of the Initial IGEN Capital Contribution contributed, $1.00 has been credited to IGEN's Class A Capital Account (the "Initial IGEN Class A Capital
                                         ----------------------------
                   Contribution") and $499.00 has been credited to IGEN's Class
                   ------------
                   B Capital Account (the "Initial IGEN Class B Capital
                                           ----------------------------
                   Contribution"). As of any date, but subject to adjustment in
                   ------------
                   accordance with Section 10.14. of this Agreement, IGEN's Class A membership interest shall be the quotient, expressed as a percentage, obtained by dividing the amount of the Initial IGEN Class A Capital Contribution credited to IGEN's Class A Capital Account as of such date by 20,000, and MST's Class A membership interest as of any date shall be the difference between such quotient, expressed as a percentage, and 100 percent (each, a "Percentage Interest"). As a result
                                             -------------------
                   of the contribution to MSD of all of the Initial IGEN Capital Contribution through December 31, 2000, as of such date and as of the date of execution and delivery of the Amendment No. 1 to Joint Venture Agreement by and among MSD, MST and IGEN, the Percentage Interest of IGEN was Thirty-One Percent (31%) and the Percentage Interest of MST was Sixty-Nine Percent (69%)."

               (D) Section 2.4.1.(c) is hereby deleted in its entirety.

               (E) Section 2.4.2 is hereby amended by deleting the phrase ", all such expenses and expenditures to be subject to approval by the Board of Managers" from the first sentence thereof and by replacing the last two sentences thereof with the following:

                   "From and after January 1, 2001, IGEN's funding of expenses pursuant to this Section 2.4.2. shall be treated as Class C capital contributions to MSD to the extent provided in
                   Exhibit I hereto."

               (F) Section 2.4. is hereby amended by adding a new Section 2.4.3. thereto as follows:

                   "2.4.3.  Additional Funding.
                            ------------------

                   (a) Until such time as MSD consummates one or more third party financing transactions involving the sale of debt or equity securities of MSD (including debt financings through term loans or sale leaseback transactions in either case having a term of greater than one year, but excluding debt financings through revolving credit facilities, lines of credit and lease financing transactions) ("Third Party
                                                               -----------
                           Financing") with aggregate gross proceeds to MSD in
                           ---------
                           excess of $50,000,000 (the "Financing Threshold"),
                                                       -------------------
                           subject to the requirements set forth in Section 2.8., IGEN shall fund the reasonably necessary ongoing operating, capital expenditure and investment requirements of MSD (the "Additional Funding"). IGEN
                                                     ------------------
                           shall provide Additional Funding, which shall consist of both cash and in-kind contributions, as follows:
                           (y) for each budgetary period, IGEN shall provide MSD with cash and in-kind contributions set forth in the budget approved for such period pursuant to Section 2.8.1., Section 2.8.2. or Section 2.8.3., as
                           applicable, and (z) as to each budgetary period, amounts agreed to be contributed during the budgetary period in excess of amounts otherwise required to be contributed during the budgetary period pursuant to this Agreement, which includes amounts payable by IGEN pursuant to Section 2.8.5. for the budgetary period. In addition to the funding amounts set forth in the preceding sentence, IGEN will consider (in light of IGEN's financial capacity at the time) providing additional funding (cash and/or in-kind) to MSD in excess of the funding amounts set forth in the preceding sentence, including the contributions for the last six months of the 2001 Fiscal Period (as defined in Section 2.8.1 hereof) identified as "Discretionary Funding" in the 2001 Budget (as
                            ---------------------
                           defined in Section 2.8.1 hereof) if IGEN determines in its sole discretion that such contributions are in the best interests of IGEN; provided that, IGEN hereby agrees that, in connection with its consideration of such action, IGEN shall take into consideration the interests of MSD. Additional Funding funded by IGEN, plus any funding provided during the period January 1, 2001 through the date of execution and delivery of the Amendment No. 1 to Joint Venture Agreement by and among MSD, MST and IGEN, shall be treated as Class C capital contributions to MSD to the extent provided in
                           Exhibit I hereto. To the extent that MSD consummates one or more Third Party Financings with aggregate gross proceeds to MSD in excess of the Financing Threshold, IGEN shall have no obligation to provide any Additional Funding to MSD.

                           (b) In the event of a Change in Control, MST may accelerate IGEN's additional funding obligation set forth in Section 2.4.3.(a), and IGEN shall promptly pay to MSD, in cash, a lump sum amount equal to (i) if the Change in Control occurs at any time during calendar year 2001, the sum of the aggregate committed funding of IGEN set forth in the 2001 Budget plus any additional amounts funded by IGEN in its sole discretion during the 2001 Fiscal Period or, if greater, any actual budget for calendar year 2002 approved in accordance with Section 2.8.2., or (ii) if the Change in Control occurs at any time after calendar year 2001, the sum of the aggregate committed funding of IGEN set forth in the then-current budget (previously approved in accordance with Section 2.8.) plus any additional amounts funded by IGEN in its sole discretion during the period covered by such budget or, if greater, any actual budget for calendar year 2003 approved in accordance with Section 2.8. In addition, with respect to projects jointly funded or involving shared resources, (a) IGEN shall continue to fund such projects and resources for a period of not less than 12 months beginning on the date of such Change in Control consistent with Exhibit I hereto and then-existing practice, or (b) pay to MSD an aggregate amount equal to the cost of the IGEN portion of such projects and resources over such 12-month period. Following a Change in Control and payment to MSD of the lump sum cash amount pursuant to this Section 2.4.3(b), MSD shall repay IGEN, consistent with Exhibit I hereto and then-existing practice, for MSD expenses or liabilities paid or assumed by IGEN on behalf of MSD following such Change in Control, until such time as all such MSD expenses or liabilities are transferred to or have been assumed by MSD pursuant to a mutually acceptable written agreement between the parties.

                           (c)  (i) If MSD consummates any Third Party
                           Financing, whether or not in excess of the Financing Threshold, IGEN shall be entitled to receive a payment in respect of its then outstanding Class C membership interest equal to 10% of the aggregate net proceeds of such Third Party Financing (the "Financing Payment"). The Financing Payment shall be
                            -----------------
                           allocated first to reduce the accrued and unpaid Preferred Return Amount (as defined in the LLC Agreement) of IGEN's Class C membership interest, with the remainder applied to reduce the Adjusted Cumulative Class C Capital Contribution (as defined in the LLC Agreement) of IGEN to the extent thereof.

                           (ii) If IGEN is entitled to a Financing Payment in connection with any Third Party Financing of MSD that is structured, in whole or in part, as debt securities, the portion of such Financing Payment attributable to debt securities shall be paid in cash. If IGEN is entitled to a Financing Payment in connection with any Third Party Financing of MSD that is structured, in whole or in part, as equity securities, the portion of such Financing Payment attributable to equity securities shall, at MST's option, be paid in cash, shares of the same class of equity securities issued in connection with such Third Party Financing or a combination thereof, with the value of any shares of equity so issued determined based on the price per share of equity issued in connection with such Third Party Financing."

               4.  Additional Funding if Product Developed. Section 2.5. (and
                   ---------------------------------------
subsections) is hereby amended by deleting the heading and text of such section in their entirety, and the following is substituted therefor: "[Provision Intentionally Omitted]".

               5.  Restrictions on MSD. Section 2.7.1. is hereby amended by
                   -------------------
deleting the phrase "During the term of this Agreement," and replacing it with the phrase "Except as otherwise required or permitted by this Agreement, the LLC Agreement, or other written agreements executed and delivered with respect hereto or thereto,".

               6.  Budget. Section 2.8. is hereby amended and restated in its
                   ------
entirety as follows:

                   "2.8.1. General. For the period August 15, 2001 (the
                           -------
                   "Commencement Date") until the first anniversary of the
                    -----------------
                   Commencement Date (the "2001 Fiscal Period"), the management
                                           ------------------
                   of MSD, in consultation with the Board of Managers and representatives of IGEN, has prepared and submitted and the committee of the Board of Directors of IGEN established by the Board of Directors of IGEN at its meeting on August 31, 2000 (the "IGEN Committee") has unanimously approved, an
                              --------------
                   operating, capital expenditure and investment budget for MSD which specifies the aggregate funding (which shall consist of both cash and in-kind contributions) to be provided by IGEN to MSD during the 2001 Fiscal Period (the "2001 Budget").
                                                              -----------

                   2.8.2. 2002 Budget.
                          -----------

                   (a) At least forty-five (45) days prior to the beginning of the 2002 fiscal year (which is the period from January 1, 2002 through December 31, 2002), the management of MSD, in consultation with the Board of Managers, shall prepare and submit to the Budget Committee an operating, capital expenditure and investment budget for such fiscal year (the "Submitted 2002 Budget"), which budget shall specify the
                    ---------------------
                           aggregate funding (which shall consist of both cash and in-kind contributions) to be provided by IGEN to MSD during the 2002 fiscal year and which budget shall be subject to the approval of a majority of the members of the Budget Committee. In approving a budget for the 2002 fiscal year, the Budget Committee shall consider as a factor whether MSD has announced an operational product at the SBS 2001 meeting (the "SBS Show") to be held in Baltimore, Maryland (such
                            --------
                           announcement to include a press release, pre-show direct mail materials, technology brochures, application notes, a list of leads and a booth at the SBS Show with an operational product). Unless a budget for the 2002 fiscal year is approved or deemed approved in accordance with Section 2.8.2(e), IGEN shall have no obligation to provide funding or other resources to MSD pursuant to this Agreement beyond the 2001 Fiscal Period except for the funding for the 2002 Extension Period provided in Section 2.8.2(b).

                           (b) (i) If the aggregate committed funding of IGEN set forth in the Submitted 2002 Budget does not exceed an amount equal to 1.1 multiplied by the aggregate committed funding of IGEN set forth in the 2001 Budget and (ii) if the Budget Committee delivers written notice to MSD of its decision not to approve the Submitted 2002 Budget within forty-five (45) days after receipt of the 2002 Submitted Budget (the "2002
                                                                            ----
                           Approval Period"), in addition to any rights MST and
                           ---------------
                           MSD may have under Section 8.5.3. or otherwise, and in addition to its existing funding obligation for the period January 1, 2002 through the end of the 2001 Fiscal Period, as set forth in Section 2.4.3., IGEN shall continue to fund, through cash and in-kind contributions, the reasonably necessary ongoing operating, capital expenditure and investment requirements of MSD consistent with then-existing practice and consistent with the terms of this Agreement for the six month period beginning immediately following the end of the 2001 Fiscal Period (the "2002 Extension Period") in an aggregate
                                        ---------------------
                           amount equal to the product of (i) six (6) and (ii) one-twelfth (1/12th) of the sum of (I) the aggregate amount of the aggregate committed funding of IGEN set forth in the 2001 Budget plus (II) amounts contributed during the 2001 Fiscal Period in excess of amounts otherwise required to be contributed during the 2001 Fiscal Period pursuant to this Agreement. Without limiting the generality of the foregoing, with respect to projects jointly funded or involving shared resources, during the 2002 Extension Period IGEN shall (x) continue to fund such projects and resources consistent with

                           Exhibit I and then-existing practice, or (y) pay to MSD an aggregate amount equal to the cost of the IGEN portion of such projects and resources.

                           (c) (i) If the aggregate committed funding of IGEN set forth in the Submitted 2002 Budget exceeds an amount equal to 1.1 multiplied by the aggregate committed funding of IGEN set forth in the 2001 Budget, (ii) if the Budget Committee, after making a reasonable good faith determination, determines not to approve such Submitted 2002 Budget, and (iii) if the Budget Committee delivers written notice to MSD of its decision not to approve such Submitted 2002 Budget (which notice shall explain, in reasonable detail, the reasons for the Budget Committee's decision) (a "Budget Rejection Notice") within the
                                         -----------------------
                           2002 Approval Period, then the management of MSD, in
                           consultation with the Board of Managers, shall have the one-time right to submit a modified operating, capital expenditure and investment budget (the "Alternate 2002 Budget") to the Budget Committee,
                            ---------------------
                           within forty-five (45) days of receipt by MSD of such Budget Rejection Notice for approval by the Budget Committee. Such Alternate 2002 Budget will be subject to the same approval process applied to the Submitted 2002 Budget in Sections 2.8.2.(b), (d) and (e).

                           (d) (i) If the aggregate committed funding of IGEN set forth in the Submitted 2002 Budget exceeds an amount equal to 1.1 multiplied by the aggregate committed funding of IGEN set forth in the 2001 Budget, (ii) if the Budget Committee, without making a reasonable good faith determination, determines not to approve such Submitted 2002 Budget, and (iii) if the Budget Committee delivers a Budget Rejection Notice regarding the Submitted 2002 Budget to MSD within the 2002 Approval Period, then, in addition to any rights MST and MSD may have under Section 8.5.3. or otherwise, IGEN shall be obligated to provide the funding contemplated in Section 2.8.2.(b) above in accordance therewith.

                           (e) If (i) the Budget Committee delivers written notice to MSD of its approval of the Submitted 2002 Budget or the Alternate 2002 Budget, as the case may be, within the 2002 Approval Period or (ii) the Budget Committee fails to deliver either written notice to MSD of its approval of the Submitted 2002 Budget or the Alternate 2002 Budget, as the case may be, or a Budget Rejection Notice regarding the Submitted 2002 Budget or the Alternate 2002 Budget, as the case may be, within the 2002 Approval Period, then the 2002 Submitted Budget or 2002 Alternate Budget, as the case may be, shall be approved as of the date of such written notice (or, in the event no notice is received within the 2002 Approval Period, shall be deemed approved as of the last day of the 2002 Approval Period), and IGEN shall provide Additional Funding for the 2002 fiscal year consistent with Section 2.4.3. Once approved or deemed approved, as the case may be, the Submitted 2002 Budget or the Alternate 2002 Budget, as applicable, shall replace the 2001 Budget for the period beginning January 1, 2002.

                           2.8.3. 2003 Budget.
                                  -----------

                           (a) If the Budget Committee has approved (or is deemed to have approved) the Submitted 2002 Budget or the Alternate 2002 Budget, then at least forty-five
                           (45) days prior to the beginning of the 2003 fiscal year (which is the period from January 1, 2003 through November 30, 2003), the management of MSD, in consultation with the Board of Managers, shall prepare and submit to the Budget Committee an operating, capital expenditure and investment budget for such fiscal year (the "Submitted 2003 Budget"),
                                                      ---------------------
                           which budget shall specify the aggregate funding (which shall consist of both cash and in-kind contributions) to be provided by IGEN to MSD during the 2003 fiscal year and which budget shall be subject to the approval of a majority of the members of the Budget Committee.

                           (b) If (i) the aggregate committed funding of IGEN set forth in the Submitted 2003 Budget does not exceed an amount equal to 1.1 multiplied by the aggregate committed funding of IGEN set forth in the budget for fiscal year 2002 approved or deemed approved pursuant to Section 2.8.2 and (ii) the Budget Committee delivers written notice to MSD of its decision not to approve the Submitted 2003 Budget within forty-five (45) days after receipt of the 2003 Submitted Budget (the "2003 Approval Period"), in
                                                  --------------------
                           addition to any rights MST and MSD may have under
                           Section 8.5.3. or otherwise, IGEN shall continue to fund, through cash and in-kind contributions, the reasonably necessary ongoing operating, capital expenditure and investment requirements of MSD consistent with then-existing practice and consistent with the terms of this Agreement for the period January 1, 2003 through June 30, 2003 (the "2003
                                                                       ----
                           Extension Period") in an aggregate amount equal to
                           ----------------
                           the product of (i) six (6) and (ii) one-twelfth (1/12/th/) of the sum of (I) the aggregate amount of the aggregate committed funding of IGEN set forth in the budget for fiscal year 2002 approved or deemed approved pursuant to Section 2.8.2. plus
                           (II) amounts contributed during the 2002 fiscal year in excess of amounts otherwise required to be contributed during the 2002 fiscal year pursuant to this Agreement (excluding, for purposes of this calculation, amounts required to be contributed pursuant to Section 2.8.5). Without limiting the generality of the foregoing, with respect to projects jointly funded or involving shared resources, during the 2003 Extension Period IGEN shall (x) continue to fund such projects and resources consistent with
                           Exhibit I and then-existing practice, or (y) pay to MSD an aggregate amount equal to the cost of the IGEN portion of such projects and resources.

                           (c) (i) If the aggregate committed funding of IGEN set forth in the Submitted 2003 Budget exceeds an amount equal to 1.1 multiplied by the aggregate committed funding of IGEN set forth in the budget for fiscal year 2002 approved or deemed approved pursuant to Section 2.8.2, (ii) if the Budget Committee, after making a reasonable good faith determination, determines not to approve such Submitted 2003 Budget, and (iii) if the Budget Committee delivers a Budget Rejection Notice regarding the Submitted 2003 Budget within the 2003 Approval Period, then the management of MSD, in consultation with the Board of Managers, shall have the one-time right to submit a modified operating, capital expenditure and investment budget (the "Alternate 2003 Budget") to the Budget
                                 ---------------------
                           Committee, within forty-five (45) days of receipt by MSD of such Budget Rejection Notice for approval by the Budget Committee. Such Alternate 2003 Budget will be subject to the same approval process applied to the Submitted 2003 Budget in Sections 2.8.3.(b), (d) and (e).

                           (d) (i) If the aggregate committed funding of IGEN set forth in the Submitted 2003 Budget exceeds an amount equal to 1.1 multiplied by the aggregate committed funding of IGEN set forth in the budget for fiscal year 2002 approved or deemed approved pursuant to Section 2.8.2, (ii) if the Budget Committee, without making a reasonable good faith determination, determines not to approve such Submitted 2003 Budget, and (iii) if the Budget Committee delivers a Budget Rejection Notice regarding the Submitted 2003 Budget to MSD within the 2003 Approval Period, then, in addition to any rights MST and MSD may have under
                           Section 8.5.3. or otherwise, IGEN shall be obligated to provide the funding contemplated in
                           Section 2.8.3.(b) in accordance therewith.

                           (e) If (i) the Budget Committee delivers written notice to MSD of its approval of the Submitted 2003 Budget or the Alternate 2003 Budget, as the case may be, within the 2003 Approval Period or (ii) the Budget Committee fails to deliver either written notice to MSD of its approval of the Submitted 2003 Budget or the Alternate 2003 Budget, as the case may be, or a Budget Rejection Notice regarding the Submitted 2003 Budget or Alternate 2003 Budget, as the case may be, within the 2003 Approval Period, then the 2003 Submitted Budget or 2003 Alternate Budget, as the case may be, shall be approved as of the date of such written notice (or, in the event no notice is received within the 2003 Approval Period, shall be deemed approved as of the last day of the 2003 Approval Period), and IGEN shall provide Additional Funding for the 2003 fiscal year consistent with Section 2.4.3. Once approved or deemed approved, as the case may be, the Submitted 2003 Budget or the Alternate 2003 Budget, as applicable, shall replace the budget approved or deemed approved pursuant to Section 2.8.2. hereof for the period beginning January 1, 2003.

                           2.8.4. Quarterly Payments. IGEN shall satisfy a
                                  ------------------
                           portion of its commitment to provide Additional Funding to MSD by making quarterly cash payments to MSD as follows:

                           (a)    For the 2001 Fiscal Period IGEN shall
                           contribute cash to MSD in four (4) quarterly installments of * each, with the first quarterly installment due on the Commencement Date and the remaining three quarterly installments due one every ninety (90) days thereafter (or if such date is not a business day, on the next succeeding business day); provided, however, that, if a budget is approved (or deemed approved) for fiscal year 2002 pursuant to
                           Section 2.8.2(e), quarterly cash payments for the period January 1, 2002 through December 31, 2002 shall be made in accordance with Section 2.8.4.(b).

                           (b) If a budget is approved (or deemed approved) for the 2002 fiscal year pursuant to Section 2.8.2(e), for the period January 1, 2002 through December 31, 2002, IGEN shall contribute cash to MSD in four (4) quarterly installments of not less than * each, with the first quarterly installment due on January 2, 2002 (or within five (5) business days after the date on which the 2002 Submitted Budget or 2002 Alternate Budget, as the case may be, is approved or deemed approved, if later) and the remaining quarterly installments due on April 1, 2002, July 1, 2002 and October 1, 2002.

                           (c) If budgets are approved for the 2002 fiscal year and the 2003 fiscal year, for the period January 1, 2003 through November 30, 2003, IGEN shall contribute cash to MSD in four (4) quarterly installments of not less than * each, with the first quarterly installment due on January 2, 2003 (or within five (5) business days after the date on which the 2003 Submitted Budget or 2003 Alternate Budget, as the case may be, is approved or deemed approved, if later) and the remaining quarterly installments due on April 1, 2003, July 1, 2003 and October 1, 2003.

                           2.8.5. Permitted Budgetary Deviations. In approving
                                  ------------------------------
                           any budget pursuant to Section 2.8.2. or 2.8.3., the IGEN Committee and the Budget Committee, as the case may be, shall be deemed to have approved an additional * of the aggregate amount of the budget for the applicable budgetary period; it being understood that this sentence shall not apply to the 2001 Fiscal Period or the approval of the 2001 Budget. The management of MSD, however, shall be required to seek approval of the Budget Committee for deviations that exceed * of the aggregate amount of the budget for the applicable budgetary period, which, to the extent practicable, shall be sought in advance.

                           2.8.6. Termination. Notwithstanding any other
                                  -----------
                           provision of this Agreement to the contrary, if MSD consummates one or more Third Party Financings with aggregate gross proceeds to MSD in excess of the Financing Threshold, then Section 2.8. and all the subsections thereof shall terminate and be of no force or effect, and MSD shall follow such budget procedures as shall be agreed upon in connection with any such Third Party Financing.

                           2.8.7  Monthly Funding and Reconciliation. With
                                  ----------------------------------
                           respect to the commitment of IGEN to provide
                           Additional Funding to MSD for the 2001 Fiscal Period, on a monthly basis during such 2001 Fiscal Period, in connection with the delivery of a monthly report to the Budget Committee pursuant to Section 3.12.3 hereof and pursuant to a procedure to be mutually agreed upon by IGEN and MSD, IGEN and MSD shall conduct a monthly funding reconciliation and IGEN shall provide additional funding to MSD or MSD shall reimburse IGEN for funding already provided to MSD, as necessary, consistent with the principles set forth in (a) through (d) below:

                           (a) For the period from the Commencement Date through February 14, 2002, (i) to the extent that during any month IGEN has not provided Additional Funding to MSD (excluding the quarterly payments contributed to MSD by IGEN pursuant to Section 2.8.4(a)) in an amount equal to * (consistent with the 2001 Budget), IGEN shall pay in cash to MSD an amount equal to the difference for expenditures incurred by MSD and (ii) to the extent that during any month IGEN has provided Additional Funding to MSD (excluding the quarterly payments contributed to MSD by IGEN pursuant to
                           Section 2.8.4(a)) in an amount in excess of * (consistent with the 2001 Budget), MSD shall reimburse to IGEN, in cash, an amount equal to such excess.

                           (b) For the period from February 15, 2002 through August 14, 2002 (assuming no additional discretionary funding), (i) to the extent that during any month IGEN has not provided Additional Funding to MSD (excluding the quarterly payments contributed to MSD by IGEN pursuant to Section 2.8.4(a)) in an amount equal to * , IGEN shall pay in cash to MSD an amount equal to the difference for expenditures incurred by MSD and (ii) to the extent that during any month IGEN has provided Additional Funding to MSD (excluding the quarterly payments contributed to MSD by IGEN pursuant to Section 2.8.4(a)) in an amount in excess of * , MSD shall reimburse to IGEN, in cash, an amount equal to such excess. If any additional discretionary funding is approved by IGEN for the period from February 15, 2002 through August 14, 2002, such additional * monthly funding amount for the period from February 15, 2002 through August 14, 2002 would be appropriately adjusted.

                           (c) IGEN and MSD shall mutually agree on appropriate procedures to implement the principles set forth in this Section 2.8.7 and to account for any partial month and/or transition periods.

                           (d) Any amount of cash paid by IGEN to MSD or by MSD to IGEN pursuant to this Section 2.8.7 shall be consistent with Exhibit I hereto and any discrepancies with respect to any such payment shall be resolved by IGEN and MSD in connection with MSD's submission of a Quarterly Report pursuant to Section
                           3.12.2 hereof and in accordance with Section 3.12.5 hereof.

                2.8.8 Funding and Reconciliation of Future Budgets. In
                      --------------------------------------------
                connection with any budget approved for the 2002 fiscal year or the 2003 fiscal year, IGEN and MSD shall mutually agree upon appropriate funding and reconciliation procedures consistent with such budget and Exhibit I hereto and any discrepancies with respect to any payments made with respect thereto shall be resolved by IGEN and MSD in connection with MSD's submission of a Quarterly Report pursuant to Section 3.12.2 hereof and in accordance with Section 3.12.5 hereof."

            7.  Business of the Joint Venture.
                -----------------------------

            (A) Section 3.1. is hereby amended by replacing the last sentence thereof with the following:

                "Notwithstanding anything to the contrary contained in this Agreement, the Board of Managers shall retain sole responsibility for the management of MSD's available funds and may invest such funds in any manner, in its sole discretion, including, without limitation, investing available funds in any one or more of the following: (a) bank accounts, including savings accounts and money market accounts of banks or trust companies; (b) direct obligations of the United States or any instrumentality thereof; (c) money market or other mutual funds;
                (d) debt or equity securities of publicly traded companies; and
                (e) other investments as may be determined by the Board of Managers in its sole discretion."

            8.  Facilities. The first and second sentences of Section 3.5. are
                ----------
hereby amended and restated as follows:

                "IGEN shall provide MSD with office and laboratory facilities reasonably suitable for the conduct of the Research Program at IGEN's facility in Gaithersburg, Maryland (and such other IGEN or MSD facility or facilities as IGEN and/or MSD may occupy in place of, or in addition to, the Gaithersburg, Maryland facility). IGEN shall be obligated to provide such facilities and the costs of operating the same to MSD on such terms as the parties agree, consistent with Exhibit I."

            9.  Research Personnel.
                ------------------

            (A) Section 3.6. is hereby amended by adding the following after the first sentence thereof:

                "From and after January 1, 2001, IGEN's funding of the IGEN Research Personnel shall be treated as Class C capital contributions to MSD to the extent provided in Exhibit I hereto."

            (B) Section 3.6. is hereby further amended by deleting the original third, fourth, sixth and seventh sentences thereof.

            (C) The original fifth sentence of Section 3.6. is hereby amended and restated in its entirety as follows:

                "The IGEN Research Personnel shall, unless otherwise agreed by MSD and IGEN, devote substantially all of their research time to the conduct of the Research Program."

            (D) The eighth sentence of the original version of Section 3.6 is hereby deleted in its entirety and replaced with the following:

                "IGEN hereby assigns to MSD all information, inventions, improvements, compositions of matter, processes, material, data, drawings, and know-how, whether or not patented or patentable, developed by employees, consultants, contractors, or other personnel of IGEN, including, without limitation, the IGEN Research Personnel, that are within the definitions of Research Program or Research Technologies (each a "Development") including, without limitation, Developments made prior to the date hereof."

            10. Other Services and Support.
                --------------------------

            (A) Section 3.7. is hereby amended by replacing the last sentence of the first paragraph thereof with the following:

                "From and after January 1, 2001, IGEN's funding of such services shall be treated as Class C capital contributions to MSD to the extent provided in Exhibit I hereto."

            (B) Section 3.7. is hereby further amended by deleting the original second and sixth sentences thereof.

            (C) The original seventh sentence of Section 3.7. is hereby amended and restated in its entirety as follows:

                "The value of any services and materials that IGEN provides shall be treated as Class C capital contributions to the extent provided in Exhibit I hereto."

            11. Distribution.
                ------------

            (A) The second sentence of Section 3.8. is hereby amended and restated in its entirety as follows:

                "If MSD wishes to do so, IGEN will agree to distribute any MSD product on terms consistent with the terms of Exhibit I hereto."

            (B) The last sentence of Section 3.8. is hereby amended and restated in its entirety as follows:

                "For clarification, and notwithstanding Sections 1.11(i) and 1.11(iii), IGEN may manufacture, market and sell * ; provided, however, that the *; provided further, that * (e.g. there are no *)."



            12. Publication Control. Section 3.9. is hereby amended by deleting
                -------------------
the word "application" each of the two times it appears therein and replacing it in each such case with the word "applications".

            13. Employment of Wohlstadter. Section 3.11. is hereby amended and
                -------------------------
restated in its entirety as follows:


                "3.11. Employment of Wohlstadter. MSD will repay to Wohlstadter
                       -------------------------
                his reasonable travel expenses and other out-of-pocket expenses involved in providing technical assistance and guidance to the Research Program, and legal expenses in establishing and maintaining this Agreement and the relationship (including the Employment Agreement, as defined below). All such expenses paid by IGEN, with the exception of legal and other expenses incurred prior to the date hereof (i.e., November 30, 1995), or incurred in establishing this Agreement, shall be deemed Class C capital contributions of IGEN to MSD. In addition, MSD and Wohlstadter will enter into a written employment agreement (the "Employment
                                                                     ----------
                Agreement") reasonably satisfactory to the Members and
                ---------
                Wohlstadter. All compensation paid and benefits provided to Wohlstadter pursuant to the Employment Agreement are and shall be paid and provided to Wohlstadter by IGEN and/or MSD (and MSD is and shall be promptly reimbursed by IGEN for the amount of such compensation paid and the cost of such benefits provided by
                MSD) in accordance with the terms and conditions of the Employment Agreement, and all such amounts paid and all such costs incurred with respect to the Employment Agreement shall be deemed to be Class C capital contributions by IGEN to MSD, except as otherwise provided in the Employment Agreement."

            14. Operation of MSD. Section 3. is hereby amended by adding a new
                ----------------
Section 3.12. thereto as follows:


                "3.12. Reports.
                       -------

                3.12.1. Fiscal Year Reports. Within ninety (90) days after the
                        -------------------
                end of each fiscal year of MSD, the management of MSD, in consultation with the Board of Managers of MSD, shall prepare and submit, or cause to be prepared and submitted, to MST and the Budget Committee the following financial statements which will have been prepared in accordance with generally accepted accounting principles consistently applied (the "Annual
                                                                 ------
                Financial Statements"): (a) a balance sheet of MSD as at the end
                --------------------
                of such year; (b) a statement of income or loss of MSD for such year; and (c) a statement of cash flows of MSD for such year. Within 90 days after the end of each fiscal year of MSD, the management of MSD, in consultation with the Board of Managers, shall prepare and submit, or cause to be prepared and submitted to MST and the Budget Committee, a statement, which may be included in the Annual Financial Statements, showing the balances in each Member's Capital Account (as defined in the LLC Agreement).

                3.12.2. Quarterly Reports. Within thirty (30) days after the end
                        -----------------
                of each fiscal quarter of MSD, the management of MSD, in consultation with the Board of Managers of MSD, shall prepare and submit, or cause to be prepared and submitted, to MST and the Budget Committee: a quarterly report (a) of the financial condition and results of operations of MSD, together with a summary of current development and research activities, including Developments and MSD Improvements and other discoveries, inventions or improvements in connection with the Research Program; (b) offering a comparison of income and investments to the business plan and the then applicable budget (together with a plan for achieving projected income and expenses where the deviation from the then applicable budget equals or exceeds *); and (c) offering an operations review for the preceding quarter ("Quarterly Report"). Each Quarterly
                                        ----------------
                Report shall be deemed to be consistent in all material respects with the methodologies set forth on Exhibit I hereto (the "Joint
                                                                           -----
                Venture Methodologies") and any other methodologies mutually
                ---------------------
                agreed upon in writing by IGEN, MSD and MST ("Other
                                                              -----
                Methodologies") and each summary of current development and
                -------------
                research activities included in a Quarterly Report shall be deemed accepted unless the Budget Committee or MST in good faith provides written notice, within 20 days after delivery of such Quarterly Report by the management of MSD pursuant to this Agreement (a "Quarterly Report Objection Notice"), to the other
                              ---------------------------------
                parties hereto of any discrepancies between the Quarterly Report and the Joint Venture Methodologies and the Other Methodologies (if any) or of any discrepancies concerning the summary of current development and research activities. All discrepancies specified in a timely submitted Quarterly Report Objection Notice shall be resolved in accordance with Section 3.12.5. hereof.

                3.12.3. Monthly Reports. On a monthly basis, the management of
                        ---------------
                MSD, in consultation with the Board of Managers of MSD, shall submit a report to MST and the Budget Committee regarding the financial condition and results of operations of MSD and a comparison of income and expenses to the then applicable budget. The parties agree that the first monthly report shall cover the period from the date of execution and delivery of the Amendment No. 1 to Joint Venture Agreement by and among MSD, MST and IGEN through September 30, 2001.

                3.12.4. Termination of Reporting Obligation. If MSD consummates
                        -----------------------------------
                one or more Third Party Financings with aggregate gross proceeds to MSD in excess of the Financing Threshold, then Section 3.12. shall terminate and be of no force or effect, and the management of MSD, in consultation with the Board of Managers, shall prepare and submit, or cause to be prepared and submitted, to the Members such reports as shall be agreed upon in connection with any such Third Party Financing.

                3.12.5. Resolution of Discrepancies. The parties will first
                        ---------------------------
                attempt to have their respective representatives (as specified in Section 7.2. of this Agreement) resolve all discrepancies specified in a timely submitted Quarterly Report Objection Notice pursuant to Section 3.12.2. through good faith negotiations. Any such discrepancies not thus resolved within twenty (20) days or such other period of time as the parties shall mutually agree in writing, shall be settled by final and binding arbitration in accordance with Section 7.2 hereof."

            15. *

          (A) The first sentence of Section 4.1 is hereby amended by (i) deleting the phrase "and Wohlstadter's" therefrom, and (ii) deleting the phrase "MST, IGEN, nor Wohlstadter" and replacing it with the phrase "MST nor IGEN".

            (B) Section 4.1 is hereby amended by deleting the second sentence thereof.

            (C) Section 4.1 is hereby amended by inserting the following after the original third sentence thereof:

                "For purposes of the immediately preceding sentence, upon a Change in Control and notwithstanding clause (iii) of Section 1.11, IGEN shall be permitted to use its technology to develop, manufacture, market or sell * only to the extent such * do not
                (i) * or the * of the *, or (ii) * contained in * . For purposes of the sentence immediately preceding the previous sentence, upon a Change in Control and notwithstanding clause (ii) of
                Section 1.11, IGEN shall be permitted to use its technology to develop, manufacture, market or sell * only to the extent such * do not (x) * or the * of the *, or (y) utilize *."


            16. Royalties. The first sentence of Section 4.3.2. is hereby
                ---------
amended by inserting the phrase "distributed by IGEN at MSD's request pursuant to a mutually agreed-upon distribution agreement" before the "." at the end of the sentence.

            17. Use of Confidential Information.
                -------------------------------

            (A) The first sentence of Section 5.3 is hereby amended by (i) inserting the phrase ", the IGEN/MSD License Agreement, the MSD/MST Sublicense Agreement," after the phrase "authorized by this Agreement" and (ii) deleting the phrase "Section 6.1 hereof" and replacing it with the phrase "the LLC Agreement".

            (B) Section 5.3 is hereby amended by inserting the following at the end of the second sentence: "; provided, however, that MSD may file patent applications or similar documents for information, inventions, improvements, compositions of matter, processes, material, data, drawings or know-how arising out of or related to the Research Program, Research Technologies or Research Outline without the prior written consent of IGEN".

            (C) The last sentence of Section 5.3. is hereby amended by inserting the clause "or expiration" between the clauses "following termination" and "of this Agreement".

            18. Rights and Obligations Regarding MSD Membership Interests.
                ---------------------------------------------------------
Section 6. is hereby amended by deleting the heading and text of such section in their entirety, and the following is substituted therefore: "[Provision Intentionally Omitted]".

            19. Disputes Concerning Contractual Obligations. Section 7.2. is
                -------------------------------------------
hereby amended and restated in its entirety as follows:

                "7.2. Disputes Concerning Contractual Obligations. Upon
                      -------------------------------------------
                execution of this Agreement, each party hereby designates the person listed opposite its name to act as its representative who shall have the initial responsibility for discharging or causing to be discharged the responsibility of that party for the performance of this Agreement:

                              Party                  Representative
                              -----                  --------------

                              MSD:                   Chief Executive Officer
                              IGEN:                  Richard J. Massey
                              MST:                   Jacob Wohlstadter

                In the event that any dispute arising out of, or related to this Agreement (except for any dispute concerning the Research Program or operating plan resolved pursuant to Section 7.1. hereof or any dispute resolved pursuant to Section 3.12.5. or
                Section 8.5.4.), or the breach, termination or validity hereof, cannot be resolved by the representatives of the parties within twenty (20) days, such dispute may be referred by either party for resolution by final and binding arbitration conducted in Washington, D.C. If the Members are able to select a mutually agreed upon arbitrator, the dispute will be resolved by such arbitrator. However, in the event that the Members are unable to agree upon a single arbitrator within ten (10) days after having received written notice from a party requesting that an arbitrator be selected, the dispute shall be resolved by three arbitrators, selected as stated below, under the commercial arbitration rules of the American Arbitration Association ("AAA") then in effect. Arbitration of any such issue may be commenced by written notice from one party to the other designating the arbitrator selected by the party giving such notice. The party receiving such written notice shall within thirty (30) days designate a second arbitrator and the two arbitrators together shall mutually select a neutral third arbitrator. Each arbitration shall be conducted at a site selected by the three arbitrators. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement. The arbitrators shall render their decision in writing within sixty (60) days of the hearing and shall provide the bases on which they reached their decision. The arbitrator(s) selected shall have expertise in the nature of the matters in dispute. Any award rendered in such arbitration may be enforced by either party in any court or forum (state or federal) having jurisdiction, to whose jurisdiction for such purposes each Member hereby irrevocably consents and submits. Each party shall bear its own expenses and shall equally share the filing and other administrative fees of the AAA and the arbitrator(s). However, the arbitrator(s) shall have the discretion to allocate the cost and expenses of the arbitration among the parties as they deem appropriate, but not legal fees. This provision shall be governed and enforceable under the Federal Arbitration Act, 9 U.S.C. (S)(S)1-16. The statute(s) of limitations applicable to any dispute shall be tolled upon initiation of the dispute resolution procedures under this provision and shall remain tolled until the dispute is resolved under this provision. However, tolling shall cease if the aggrieved party does not file a demand for arbitration of the dispute with the AAA within sixty (60) calendar days after good faith negotiations have been terminated in writing by either party."

            20. Term. Section 8.1. is hereby amended and restated in its
                ----
entirety as follows:


                "8.1. Term. Except as otherwise agreed by the Members, the term
                      ----
                of this Agreement shall expire on the earlier of November 30, 2003, or such time as MSD shall be unable to continue operations as a result of a lack of funds."

            21. Extension of Term.
                -----------------

            (A) Section 8.2. is hereby amended by replacing the first sentence thereof with the following:

                "At or prior to the time the term of this Agreement is set to expire pursuant to Section 8.1., MSD shall prepare and submit to IGEN a written research plan and budget (the "Additional
                                                              ----------
                Research Budget") for the conduct of additional research."
                ---------------

            (B) Section 8.2 is hereby further amended by replacing the last sentence thereof with the following:

                "Unless the parties otherwise agree during any such extended term, this Agreement shall terminate upon the expiration of such extended term."

            22. Termination for Breach. Section 8.4. is hereby amended and
                ----------------------
restated in its entirety as follows:


                "8.4. Termination for Breach or Failure to Approve Budget.

                8.4.1. MST and MSD shall be entitled to terminate this Agreement
                (i) if IGEN shall have defaulted on its obligations to fund the Research Program pursuant to this Agreement, which default continues for more than thirty (30) days after written notice of such noncompliance or (ii) upon any failure by IGEN to comply with any material provision of this Agreement or any of the other agreements or documents executed and delivered in connection with this Agreement and the extension thereof, which failure (a) would reasonably be expected to have a material adverse effect on the business or operations of MSD, and (b) continues for more than thirty (30) days after written notice of such noncompliance.

                8.4.2. In the event that MSD shall terminate Wohlstadter's employment under the Employment Agreement other than for "Cause" (as defined in the Employment Agreement) or other than because of "Disability" (as defined in the Employment Agreement) or Wohlstadter shall be entitled to terminate his employment thereunder for "Good Reason" (as defined in the Employment Agreement), MST and MSD shall be entitled to terminate this Agreement; provided, however, that, in the event of a Change in Control under clause (a) of the definition of Change in Control, this Agreement may not be terminated until the person triggering such Change in Control has acquired ownership, control, power to vote or beneficial ownership of 30% or more of any class of voting securities of IGEN.

                8.4.3. In the event that the Budget Committee delivers notice to MSD of its decision not to approve a submitted budget in the circumstances described in and as contemplated in Sections 2.8.2.(b) or (d) or Sections 2.8.3.(b) or (d), MST and MSD shall be entitled to terminate this Agreement.

                8.4.4. Upon the occurrence of any event giving rise to a right to terminate this Agreement under this Section 8.4., then notwithstanding any applicable provision of this Agreement or the LLC Agreement, and unless and until either clause (i) or
                (ii) of this Section 8.4.4. becomes applicable, all votes and decisions of the Board of Managers thereafter shall be determined by majority vote based on the Percentage Interests of the Class A

                Members of MSD, with the representative to the Board of Managers appointed by IGEN entitled to cast a percentage of the votes equal to IGEN's Percentage Interest at the time, and the representative to the Board of Managers appointed by MST entitled to cast a percentage of the votes equal to MST's Percentage Interest at the time, unless and until either (i) MSD and/or MST fail to deliver to IGEN a Valuation Election Notice prior to the expiration of the time period for delivery of such notice specified in Section 8.5.3.(a) hereof with respect to the event which gave rise to such right to terminate, or (ii) MSD and/or MST timely deliver to IGEN a Valuation Election Notice but fail to deliver to IGEN a Purchase Election Notice prior to the expiration of the time period for delivery of such notice specified in Section 8.5.3.(b) hereof with respect to the event which gave rise to such right to terminate."

            23. Consequences of Termination.
                ---------------------------

            (A) Section 8.5.2. is hereby amended by deleting the text of such section in its entirety, and the following is substituted therefor: "[Provision Intentionally Omitted]".

            (B) Section 8.5.3. is hereby amended and restated in its entirety as follows:

                "8.5.3. (a) In the event this Agreement expires as provided in
                Section 8.1. and it is not extended as provided in Section 8.2., or in the event this Agreement is extended, but upon the expiration of the extended term, is not further extended, or in the event this Agreement is terminated pursuant to Section 8.4.1., Section 8.4.2. or Section 8.4.3., then MSD and MST shall jointly have the right to purchase all of IGEN's interest as a Class A Member, Class B Member and Class C Member of MSD (the "IGEN Interests") by paying to IGEN the purchase price
                 --------------
                determined pursuant to Section 8.5.4. (the "Purchase Price") in
                                                            --------------
                accordance with this Section 8.5.3. To elect to invoke the provisions of this Section 8.5.3., MSD and/or MST (the "Purchaser") shall provide IGEN with written notice of such
                 ---------
                election (the "Valuation Election Notice") within ninety (90)
                               -------------------------
                days after the occurrence of any event giving rise to their rights to purchase the IGEN Interests hereunder.

                (b) The Purchaser shall have a period of sixty (60) days after the Purchase Price has been determined pursuant to Section
                8.5.4. (the "Purchase Election Period") in which to elect
                             ------------------------
               to consummate the purchase of the IGEN Interest at the Purchase Price (a "Purchase Election"). The Purchaser shall make the ----------------- Purchase Election by delivering written notice of its election (the "Purchase Election Notice") to IGEN on or before the last ------------------------ day of the Purchase Election Period. The unpaid amount of the Purchase Price outstanding from time to time shall bear simple interest (cumulated, not compounded) at the fixed annual rate equal to the Prime Rate (as defined in the LLC Agreement) in effect as of the date of the Purchase Election Notice, plus one-half of one percent (0.5%). As security for its obligation to pay the Purchase Price, plus interest, to IGEN hereunder, Purchaser hereby grants to IGEN a first priority security interest in all of the IGEN Interests so purchased. Purchaser shall cause the entry of an appropriate notation in the records of MSD to reflect such security interest. Purchaser shall be required to make payments to IGEN with respect to the unpaid amount of the Purchase Price, plus accrued interest as follows: (i)* of the amount of MSD Net Sales (as defined below), and (ii) * of the net proceeds realized by MSD from the sale of its debt or equity securities in any third party financing (including debt financings through term loans or sale leaseback transactions in either case having a term of greater than one year, but excluding debt financings through revolving credit facilities, lines of credit and lease financing transactions) received after the date of the sale of the IGEN Interests. Such payments shall be made within thirty (30) business days after MSD receives the MSD Net Sales or net financing proceeds, as the case may be, and shall continue until the entire amount of the Purchase Price and all accrued interest have been paid in full. Purchaser, upon written notice to IGEN and without penalty, shall be entitled to prepay all or any part of the outstanding Purchase Price and accrued but unpaid interest at any time and from time to time. In the event of any default with respect to Purchaser's payment obligations hereunder which is not cured within ten (10) business days after MSD receives written notice thereof, then in addition to any rights or remedies IGEN has pursuant to Section 8.5.6., IGEN shall be entitled to exercise its rights with respect to the pledged IGEN Interests to satisfy the unpaid amount of the Purchase Price. Upon delivery to IGEN of the Purchase Election Notice, IGEN shall be deemed for all purposes to have sold, and Purchaser shall be deemed for all purposes to have purchased the IGEN Interests, and IGEN shall cease to be a Class A Member, Class B Member and Class C Member of MSD and shall have no further rights or obligations as a Member of MSD

                (the "Closing"). IGEN hereby consents to and approves all
                      -------
                actions by MSD as may be required or appropriate to reflect the sale of the IGEN Interests in accordance with this Section
                8.5.3. "MSD Net Sales" shall mean, for any period, the gross
                        -------------
                revenues received by MSD for products commercially sold by MSD in such period, less (i) trade, cash and quantity discounts or rebates actually taken or allowed, (ii) credits or allowances given or made for rejected, damaged or returned goods, (iii) uncollectable amounts on products previously sold, (iv) retroactive price reductions and (v) any freight or insurance charges or taxes billed to the customer.

                (c) IGEN covenants and agrees that in the event of a sale of the IGEN Interests pursuant to this Section 8.5.3., it shall deliver to the Purchaser good title to the IGEN Interests, free and clear of any liens or encumbrances (other than IGEN's security interest therein). IGEN and Purchaser each shall execute and deliver such documents and instruments of conveyance as may be necessary or reasonably requested by any of them to effectuate or evidence the purchase and sale of the IGEN Interests, including, without limitation, the execution, delivery and filing of such UCC-1 financing statement(s) as may be reasonably requested by IGEN. Each of IGEN and the Purchaser shall bear its own expenses associated with the Closing.

                (d) Notwithstanding anything to the contrary herein, upon the Closing, (i) IGEN agrees to irrevocably and unconditionally release MSD, MST and each of their respective officers, managers, employees, controlling persons and members from any claims, actions, suits, proceedings, obligations or other liabilities arising out of, in connection with, or related to the business, operations and/or governance of the joint venture and all agreements or documents executed and delivered in connection therewith, in each case, as such agreements and documents existed immediately prior to the Closing, other than any unresolved claims made by or on behalf of IGEN at any time prior thereto, including without limitation, any claims relating to this Section 8.5.3 or the events giving rise to MSD's and MST's actual or alleged rights to invoke the terms thereof and
                (ii) IGEN covenants and agrees that IGEN (or any person acting on behalf of or at the direction of IGEN) shall not at any time assert or institute any intellectual property claim, action, suit or proceeding against MSD or any of its officers, managers, employees, controlling persons or members relating to (x) any patents or patent applications filed by MSD or MST with the actual knowledge of IGEN prior to the date of delivery of the Valuation Election Notice or (y) any Confidential Information constituting results or progress of the Research Program prior to such date."

            (C) Section 8.5.4. is hereby amended and restated in its entirety as follows:

                "8.5.4.(a) For purposes of Section 8.5.3., the Purchase Price shall be equal to (i) the fair market value of the IGEN Interests at the time, as determined in accordance with Section 8.5.4.(b) and either Section 8.5.4.(c) or Section 8.5.4.(d), as applicable ("FMV"), reduced by (ii) the highest of the discount factors set forth in Section 8.5.4.(e) that are applicable.

                (b) FMV for this purpose shall mean the price at which a willing buyer would buy, and a willing seller would sell, the IGEN Interests in an arms-length transaction assuming the IGEN Interests are sold in an orderly disposition and each of the buyer and seller are aware of, and take into account, all relevant factors which exist at the time, including MSD's earnings, sales, products available for sale, internal risk factors, competition, resources, sources and cost of funding and other support, indebtedness (including any indebtedness to fund the purchase of the IGEN Interests and MSD's ongoing operating business, but MSD's indebtedness for this purpose shall not include IGEN's Class C Capital Contribution and related Preferred Return (each as defined in the LLC Agreement) that are outstanding prior to payment of the Purchase Price), minority interest, and general market conditions, provided, however, that
                (I) such determination shall not take into account whether any discount will be applied pursuant to Section 8.5.4.(e) and (II) for purposes of making such determination only, it shall be assumed that MSD is the owner of all of the MST patents where there is an inventor listed on such patent application and/or patent registration other than or in addition to Wohlstadter, and such other inventor was an employee of either MSD or IGEN at the time of invention, as such assumed patent ownership is limited or affected by the business of MSD and by existing licenses to IGEN, MST or other third party licensees.

                (c) For thirty (30) calendar days following the delivery of the Valuation Election Notice to IGEN, IGEN and the Purchaser shall negotiate in good faith to attempt to agree on the FMV without resorting to the appraisal process set forth in Section 8.5.4.(d).

                (d) In the event IGEN and the Purchaser are unable or fail to agree on the FMV within the thirty (30) day period set forth in
                Section 8.5.4.(c), the FMV shall be determined as of the last day of such thirty (30) day period pursuant to the appraisal process set forth in this Section 8.5.4.(d). Either Purchaser or IGEN, by written notice to the other, shall designate an appraiser (the "First Appraiser"). The party that receives such
                                ---------------
                notice then shall have ten (10) business days after receiving such notice to designate a second appraiser (the "Second
                                                                  ------
                Appraiser") by written notice to the other party. If the
                ---------
                receiving party fails to timely designate a Second Appraiser, FMV shall be determined by the First Appraiser.

                The First Appraiser and, if applicable, the Second Appraiser each shall separately determine the FMV in accordance with this
                Section 8.5.4. and shall provide a detailed written valuation report to each of IGEN and the Purchaser within forty five (45) days after the last day for designating the Second Appraiser pursuant to this Section 8.5.4.(d). If only one appraiser timely submits a proper valuation report, its determination of FMV shall be final and conclusive. If both appraisers timely submit proper valuation reports, and their FMV determinations vary by ten percent (10%) or less, FMV shall be equal to the average of the two determinations. If both appraisers timely submit proper valuation reports, and their FMV determinations vary by more than ten percent (10%), the two appraisers shall promptly appoint a third appraiser (the "Third Appraiser"), which shall
                                                ---------------
                independently determine the FMV in accordance with this Section
                8.5.4. and shall provide a detailed written valuation report to each of IGEN and the Purchaser within forty five (45) days after its appointment. FMV shall then be equal to the average of the two closest of the three FMV determinations submitted by the three appraisers. The FMV as determined in accordance with this
                Section 8.5.4. shall be final and binding on IGEN and the Purchaser.

                In preparing its FMV determination, each appraiser shall be provided with the same company-specific source documents and information and the same access to management. Each appraiser shall determine a single point estimate of FMV, not a range of values. Only qualified appraisers with prior experience appraising the value of businesses comparable to that of MSD and that do not have any financial interest in any Member (excluding any existing or prior agreement or contractual arrangement to provide advisory or appraisal services to the Member) may be validly appointed to serve as an appraiser hereunder. IGEN shall pay all fees and costs of the appraiser designated by it and one-half of all fees and costs of the Third Appraiser, if any. Purchaser shall be responsible for all fees and costs of the appraiser designated by it and one-half of all the fees and costs of the Third Appraiser, if any, provided that, at Purchaser's election, as specified by Purchaser in the Purchase Election Notice, IGEN shall pay such fees and costs and such fees and costs may be added to the Purchase Price.

                           (e) After the FMV has been determined pursuant to
                           Section 8.5.4.(b) and either Section 8.5.4.(c) or 8.5.4.(d), as applicable, the Purchase Price shall be equal to such FMV minus the product of such FMV multiplied by the highest of the following discount factors that are applicable:

                                   (i) termination of this Agreement pursuant to Section 8.4.1. hereof: 15%;

                                   (ii) termination of this Agreement pursuant to Section 8.4.2. hereof except where "Good Reason" (as defined in the Employment Agreement) is based on
                                          Section 6(d)(2)(E), 6(d)(2)(G),
                                          6(d)(2)(J) or 6(d)(2)(K) of the
                                          Employment Agreement: 15%;

                                   (iii) termination of this Agreement pursuant to Section 8.4.2. hereof where "Good Reason" (as defined in the Employment Agreement) is based on Section 6(d)(2)(E) of the Employment
                                          Agreement: 7.5%;

                                   (iv) non-renewal of this Agreement pursuant to Section 8.2. hereof or termination of this Agreement pursuant to Section
                                          8.4.2. hereof where "Good Reason" (as
                                          defined in the Employment Agreement)
                                          is based on Section 6(d)(2)(G) of the
                                          Employment Agreement: 7.5%;


                                   (v) termination of this Agreement pursuant to Section 8.4.2. hereof arising in connection with the occurrence of a Change in Control of

                                         IGEN as set forth in Section 6(d)(2)(J)
                                         of the Employment Agreement: 10%; and

                                   (vi)  termination of this Agreement pursuant
                                         to Section 8.4.3. hereof or termination
                                         of this Agreement pursuant to Section
                                         8.4.2. hereof where "Good Reason" (as
                                         defined in the Employment Agreement) is
                                         based on Section 6(d)(2)(K) of the
                                         Employment Agreement: 7.5%."

            (D) Section 8.5.5. is hereby amended and restated in its entirety as follows:

                "8.5.5. In the event that this Agreement expires or is terminated and MSD and MST exercise their rights under Section 8.5.3., IGEN hereby agrees to (i) remove from the Board of Managers its designee and elect a second designee of MST, (ii) vote all of its Voting Interest in the manner requested by MST; provided, that in the case of the exercise by MSD and MST of their rights under Section 8.5.3., IGEN shall not be obligated to vote in favor of any amendment to the LLC Agreement (if IGEN is a Member) that would diminish IGEN's priority position with respect to the payment to IGEN of Net Profits (as defined in the LLC Agreement) of MSD, (iii) otherwise provide reasonable cooperation and provide such consents (including the execution and delivery of such amendments to this Agreement and other documents as may be reasonably required) to permit MSD to raise additional capital; and (iv) the termination of its status as a party to the MST/MSD License, and MSD and MST hereby agree to such termination of IGEN's status as a party."

            (E) Section 8.5. is hereby amended by adding a new Section 8.5.6. thereto as follows:

                "8.5.6. In the event that MST is in default of its obligation to pay the Purchase Price (plus interest) to IGEN in accordance with Section 8.5.3., and such default has not been cured within thirty (30) days after receipt by MST of written notice from IGEN of such default (a "Payment Obligation Default"):
                                         --------------------------

                (a) MST hereby agrees to appoint as a member of the Board of Managers of MSD, one person designated by IGEN to serve as a member of the Board of Managers of MSD (irrespective of the number of members then serving on the Board of Managers of

                MSD) until the earlier of (i) the date on which the Purchase Price (plus interest) is paid in full to IGEN; and (ii) the date on which the Payment Obligation Default is cured. IGEN, MST and MSD acknowledge and agree that any such representative of IGEN to the Board of Managers of MSD pursuant to this Section 8.5.6.(a) shall be subject to the reasonable approval of MST, which approval shall not be unreasonably withheld or delayed. IGEN hereby agrees to cause any such representative to the Board of Managers of MSD to resign from the Board of Managers of MSD immediately in the event IGEN is no longer entitled to a representative in accordance with this Section 8.5.6.

                (b) An amount equal to 15% of the Purchase Price which remains unpaid by MST to IGEN as of the date of the default (the "Default Payment Amount") shall be automatically added to the
                 ----------------------
                then outstanding principal amount of the Purchase Price and become payable in accordance with Section 8.5.3."

            24. Miscellaneous Provisions.
                ------------------------

            (A) Section 10.5.(a) is hereby amended by deleting the facsimile number "(301) 208-3799" and replacing it with the facsimile number "(301) 947-7240".

            (B) Section 10.5.(b) is hereby amended and restated in its entirety as follows:

                "(b) If to IGEN:

                        IGEN International, Inc.
                        16020 Industrial Drive
                        Gaithersburg, MD 20877
                        Attn:  Richard J. Massey, Ph.D.
                        Facsimile: (301) 208-3799

                with a copy (which shall not constitute notice) to:

                        IGEN International, Inc.
                        16020 Industrial Drive
                        Gaithersburg, MD 20877
                        Attn:  General Counsel
                        Facsimile: (301) 208-3799"

            (C) Section 10.5.(c) is hereby amended and restated in its entirety as follows:

                "(c)   If to MST to:

                       MESO SCALE TECHNOLOGIES, LLC.
                       9905D Gable Ridge Terrace
                       Rockville, MD  20850
                       Attn:  Jacob N. Wohlstadter
                       Facsimile:  (301) 947-7240

                with a copy (which shall not constitute notice) to:

                       Hogan & Hartson L.L.P.
                       555 Thirteenth Street, N.W.
                       Washington, D.C.  20004
                       Attn:  Robert J. Waldman, Esq.
                       Facsimile:  (202) 637-5910"

            (D) Section 10.6. is hereby amended and restated in its entirety as follows:

                "10.6 Notwithstanding any other provision of this Agreement or the LLC Agreement, amendments may be made to this Agreement from time to time by a writing duly executed by the parties hereto; provided, however, upon the occurrence of one or more of the events set forth in Section 8.4. giving rise either to MST's and/or MSD's right to terminate this Agreement and the delivery of a Purchase Election Notice under Section 8.5.3.(b) hereof, amendments may be made to this Agreement from time to time by a writing duly executed by Class A Members representing a majority of the Percentage Interests."

            (E) Section 10.7. is hereby amended and restated in its entirety as follows:

                "10.7. The provisions of Section 3.6. beginning with the fifth sentence thereof through the end of such section, the first sentence of Section 4.1. for purposes of Section 4.3.1 only and the provisions of Sections 2.8.2.(b), 2.8.2.(d), 2.8.3.(b),
                2.8.3.(d), 3.8., 4.2., 4.3., 5. (other than the last sentence of
                Section 5.5.), 7., 8., 9., 10.1., 10.2., 10.3., 10.4., 10.5.,
                10.6., 10.7., 10.8., 10.9., 10.11., 10.12., 10.13., 10.17. and
                10.18. shall survive expiration or termination for any reason of this Agreement. Except as otherwise expressly provided in this Agreement, the expiration or termination of this Agreement shall not prejudice or extinguish any rights or obligations of the parties which arose or accrued in accordance with the terms of this Agreement prior to such expiration or termination."

            (F) Section 10. is hereby amended by adding a new Section 10.13.,
Section 10.14., Section 10.15., Section 10.16., Section 10.17., Section 10.18. and Section 10.19. thereto as follows:

                "10.13. In the event MSD consummates one or more Third Party Financings with aggregate gross proceeds to MSD in excess of the Financing Threshold and IGEN has no obligation to provide any additional funding to MSD pursuant to this Agreement, MST and IGEN shall discuss entering into, and negotiate in good faith documentation for, arrangements governing the exchange of information, services and other assistance, as well as the ownership and allocation of expenses with respect to joint projects and developments, on mutually acceptable terms to enable each of MSD and IGEN to efficiently manage and otherwise support its respective business and avoid duplicative expenditures.

                10.14. The Board of Managers of MSD shall adopt and implement an incentive compensation plan (the "Employee Incentive Plan") with
                                                  -----------------------
                respect to the grant or award of newly issued or other equity interests of MSD representing up to * of the outstanding Percentage Interests of MSD as of January 1, 2001 to employees of MSD or any subsidiaries of MSD which may be established, subject to the following terms:

                (a) The grant or award of newly issued equity interests of MSD constituting up to * of the outstanding Percentage Interests of MSD as of January 1, 2001 under the Employee Incentive Plan shall be effected in such manner as to dilute on a proportionate basis the respective Percentage Interests of MST and IGEN so that as a result of the grant or award of such specified equity interests, IGEN's Percentage Interest as a Member of MSD would be reduced from 31% to * and MST's Percentage Interest as a Member of MSD would be reduced from 69% to * .

                (b) The grant or award of equity interests of MSD constituting the remaining * of the outstanding Percentage Interests of MSD as of January 1, 2001 under the Employee Incentive Plan shall be effected in such manner as to dilute only MST's outstanding Percentage Interest as a Member of MSD and IGEN would not as a result of such grant or award incur any additional dilution beyond the * described in subparagraph
                (a) above. The specific arrangements for effecting the grant or award of such equity interests under the Employee Incentive Plan pursuant to this subparagraph (b) shall be determined in the sole discretion of the MST Manager in accordance with the terms of this Section 10.14.

                (c) No grant or award may be made to Wohlstadter under the Employee Incentive Plan without the prior approval of a majority of the members of an independent committee of the Board of Directors of IGEN. No grant or award made to Wohlstadter under the Employee Incentive Plan shall be taken into account for purposes of computing the Percentage Interest of MST as a Member of MSD for purposes of this Section 10.14. or otherwise under this Agreement.

                10.15. IGEN and MSD hereby acknowledge that, as the business of MSD continues to be developed, MSD will require additional employees and certain IGEN employees may desire to become employees of MSD. In that connection, and except as otherwise agreed upon by MSD and IGEN, MSD hereby agrees not to offer employment to any such IGEN employees until IGEN and MSD have agreed upon a mechanism satisfactory to both for addressing such transfers and their consequences.

                10.16. Without the prior written consent of IGEN, Wohlstadter shall not sell, assign, pledge, encumber, dispose of, or otherwise transfer more than 30% of the voting limited liability company interests of MST owned by Wohlstadter as of the date hereof.

                10.17. Notwithstanding any other provision to the contrary contained herein, and except as otherwise contemplated by
                Section 8. with respect to the matters specifically set forth therein, IGEN hereby agrees that, in its capacity as a Member of MSD and as a party to this Agreement and acting through its designee on the Board of Managers (i.e., the IGEN Manager), IGEN, directly or indirectly, shall not (i) vote against, (ii) refuse to consent to, (iii) refuse to agree to, or (iv) refuse to approve, any action requiring the vote, consent, agreement or approval of the Members or of the parties to this Agreement or the Board of Managers if such action is supported by MST, in its capacity as a Member and as a party to this Agreement and acting through its designee on the Board of Managers (i.e., the MST Manager), unless a committee of the Board of Directors of IGEN reasonably concludes that such action is not in the best interests of IGEN and its stockholders; provided that, IGEN hereby agrees that, in connection with its consideration of such action, IGEN shall take into consideration the interests of MSD.

                10.18. In connection with MSD seeking and obtaining third party financing, IGEN agrees to cooperate and work in good faith with MST and MSD and to use its reasonable efforts as requested by MST to assist in securing third party financing for MSD.

                10.19. From time to time during the term of this Agreement, the Board of Managers of MSD and an independent committee of the Board of Directors of IGEN shall meet to discuss proposals by MSD calling for the acceleration of the funding of MSD through the term of this Agreement, the extension of the term of this Agreement, and appropriate changes in the management and governance of MSD, taking into consideration, among other things, the capital resources of IGEN, the achievement of performance goals by MSD and third party financing opportunities for MSD."

            25. Equipment. IGEN, MSD and MST hereby acknowledge and confirm that
                ---------
certain agreements set forth in a separate written agreement have been reached with respect to, among other things, the contribution to MSD of certain equipment and the right of reasonable access to and use of certain other equipment by MSD.

            26. Certain Transactions of IGEN. IGEN shall, in connection with any
                ----------------------------
transaction that is likely to result in a Change in Control of IGEN or any other similar transactions including any merger, consolidation, reorganization, sale of assets, distribution of securities or other business combination, provide to MSD and MST such assurances as may be reasonably requested by MST that any successor or assignee of IGEN shall duly and punctually perform and observe all terms, covenants and conditions of the Joint Venture Agreement, the LLC Agreement, the Employment Agreement, the MST/MSD License Agreement, the IGEN/MSD License Agreement and any other agreement executed and delivered in connection therewith, whether according to the present terms hereof or pursuant to any amendment in the terms, covenants and conditions hereof now or at any time hereafter made or granted.

          27. Certain Maintenance Expenses. IGEN shall fund the reasonable
              ----------------------------
legal, accounting, tax and other services and similar expenses MST pays or incurs in connection with its ownership interest in MSD. Such amounts shall be funded by IGEN promptly upon the request of MST and shall be treated as Class C contributions to MSD.

          28. Enforcement. Each party hereto hereby agrees and confirms that the
              -----------
subject matter of the Joint Venture Agreement is unique. Each of the parties hereto further acknowledges and agrees that in the event that any party hereto fails to satisfy its obligations under the Joint Venture Agreement, the other parties hereto would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that (i) each party hereto waives, in any action for specific performance or injunctive relief, the defense of adequacy of a remedy at law and (ii) each party hereto shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of, or injunctive relief under, the Joint Venture Agreement. The foregoing right to specific performance or injunctive relief is in addition to, and not in derogation of, any other statutory, equitable or common law rights or remedies such party may have with respect to a failure by any other party hereto to satisfy its obligations under the Joint Venture Agreement.

          29. Construction. Notwithstanding any other provision of the LLC
              ------------
Agreement or the Joint Venture Agreement to the contrary, including, without limitation, Articles 8 and 9 of the LLC Agreement, the parties hereby agree that no consent of IGEN (acting directly or through its designee on the Board of Managers) shall be required to effect a transfer or other modification of IGEN's interests in MSD which transfer or other modification is made in accordance with the terms of Sections 8. or 2.4.3(c) of the Joint Venture Agreement, as applicable.

          30. Representations. Each of MSD, MST and IGEN hereby represents to
              ---------------
one another that it has the power and authority to enter into this Amendment No. 1 and to perform its obligations under the Joint Venture Agreement, as amended by this Amendment No. 1, and under this Amendment No. 1, and that its execution, delivery and performance hereof has been duly and validly authorized (including in the case of IGEN, approval by the IGEN Committee). Each of MSD, MST and IGEN hereby represents to one another that its execution and delivery of this Amendment No. 1 and its performance of the Joint Venture Agreement, as amended by this Amendment No. 1, will not constitute a breach of and will not conflict with any agreement or duty to or by which such party is bound, and will not violate any law or governmental regulation applicable to such party. IGEN hereby represents to each of MSD and MST that (i) IGEN (acting through its designee on the IGEN Committee or otherwise) has had the opportunity to review the R&D Summary 1996, R&D Summary 1997, R&D Summary 1998, R&D Summary 1999, R&D Summary 2000 and R&D Summary January - June 15, 2001 (collectively, the "R&D Summaries")
                                                                 -------------
submitted by MSD, (ii) IGEN (acting
through its designee on the IGEN Committee or otherwise) has had the opportunity to ask questions about the R&D Summaries and receive answers to such questions,
(iii) the R&D Summaries include MSD's research and development efforts in conducting the Research Program, and (iv) as between IGEN on the one hand and MSD and MST on the other hand, IGEN hereby agrees that, in accordance with Sections 3.6 and 4.3 of the Joint Venture Agreement, the research, developments, ideas, concepts, technologies, methods, information, inventions, improvements, compositions of matter, processes, material, data, drawings, products, works of authorship and know-how (collectively, the "Intellectual Property") outlined in
                                            ---------------------
the R&D Summaries are the proprietary information and property of MSD and/or MST, including any Intellectual Property created by employees, consultants, contractors or other personnel of IGEN, including without limitation the IGEN Research Personnel.

          31. Additional Actions and Documents. Each party hereby agrees to take
              --------------------------------
or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments (including an amended and restated version of the Joint Venture Agreement, as amended by this Amendment No. 1), and to use commercially reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order fully to effectuate the purposes, terms and conditions of the Joint Venture Agreement, as amended by this Amendment No.
1. Such documents and instruments shall include, but not be limited to, reports and other documentation related to inventions, discoveries, research and developments with respect to the Research Program and the assignment and ownership (including the recordation thereof) of such inventions, discoveries, research and developments.

          32. Effect on Joint Venture Agreement. It is the express intention and
              ---------------------------------
agreement of MSD, MST and IGEN that all provisions of the Joint Venture Agreement, as amended by this Amendment No. 1, shall survive and remain in full force and effect following the execution and delivery of this Amendment No. 1, and the provisions of this Amendment No. 1 shall be considered part of, and governed by, the terms of the Joint Venture Agreement (as so modified). Unless the context otherwise requires, any reference to the Joint Venture Agreement as of and after the date of this Amendment No. 1 (including, as appropriate, references to "this Agreement" in quoted sections in this Amendment No. 1) shall be deemed to be a reference to the Joint Venture Agreement, as amended by this Amendment No. 1.

          33. Exhibits and Schedules. Exhibit I to this Amendment No. 1 is
              ----------------------
hereby deemed to be and become a part of the Joint Venture Agreement and shall be referred to as Exhibit I.

          34. Headings. Section and subsection headings contained in this
              --------
Amendment No. 1 are inserted for convenience of reference only, shall not be deemed to be a part of this Amendment No. 1 for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.


          35. Governing Law. As this Amendment No. 1 relates to the governance
              -------------
and internal affairs of a Delaware limited liability company and relations among its members, this Amendment No. 1 shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

          36. Survival. The provisions of Sections 25, 26, 28, 29, 30, 31, 32,
              --------
33, 35, 36, 38, 39 and 40 of this Amendment No. 1 shall survive expiration or termination for any reason of the Joint Venture Agreement.

          37. Execution in Counterparts. This Amendment No. 1 may be executed
              -------------------------
and delivered in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

          38. MST Patents. IGEN hereby acknowledges and agrees that, as between
              -----------
IGEN on the one hand and MST on the other hand, the patent applications and registrations listed on Exhibit II attached hereto are the proprietary information and property of MST, which have been licensed to MSD pursuant to the MST/MSD License Agreement; provided, however, that such patent list is not intended to be a complete or comprehensive listing of the proprietary information and property of MST or MSD.

          39. Acknowledgement of Assignment. Each of MSD, MST and IGEN hereby
              -----------------------------
acknowledge and agree that assignments (whether past, present or future) of Developments by IGEN and/or employees, consultants, contractors, or other personnel of IGEN, including without limitation, the IGEN Research Personnel, directly to MST satisfies the requirements of Section 3.6 of the Joint Venture Agreement.

          40. Third Party Agreements. IGEN, MSD and MST hereby acknowledge and
              ----------------------
agree that IGEN is, and may be from time to time, a party to various agreements with third party licensors, suppliers, vendors, distributors and other providers relating to a license, invention, method, know-how, procedure or other technology or other goods or services (each, a "Third Party Agreement") that
                                                ---------------------
provide or permit the provision of a benefit or right to MSD or enable MSD to be entitled to a benefit or right (that MSD may not currently realize or obtain but that MSD may wish to realize or obtain in the future), in each case on a basis no less favorable to MSD than is obtained by IGEN. IGEN hereby agrees that (a) for so long as IGEN is, or continues to be, a party to any such Third Party Agreement, to provide or to continue to provide or to make available, as the case may be, the benefits and rights of such Third Party Agreement to MSD and,
(b) in the event
that IGEN determines that it is no longer in its best interest to be a party to or to retain and preserve the full benefits and rights for itself and for MSD or to be subject to the obligations of any such Third Party Agreement, (i) to provide written notice to MSD of such determination and (ii) in the event MSD so requests in writing to IGEN (A) IGEN will use its reasonable best efforts to assign such Third Party Agreement to MSD (or its designee) (including, in the event IGEN is prohibited by the terms of such Third Party Agreement from assigning such Third Party Agreement, to use its reasonable best efforts to obtain the necessary consent to such assignment) and, (B) in the event IGEN is prevented by the terms of such Third Party Agreement or otherwise from assigning such Third Party Agreement, IGEN agrees to permit and to use its reasonable best efforts to enable MSD to fulfill or to assume (without a formal assignment or assumption agreement) IGEN's obligations as a party under and to receive the full benefits and rights of such Third Party Agreement on the basis no less favorable to MSD than is obtained by IGEN, at MSD's sole cost and expense, provided, however, that MSD agrees in a separate writing to indemnify and defend IGEN against, and hold IGEN harmless from, any and all claims or liabilities directly arising under or related to actions taken by MSD in connection with this clause (B).

          41. Research Outline. Exhibit A of the Joint Venture Agreement is
              ----------------
hereby deleted in its entirety and replaced with the following:

                   "The research will be conducted under the direction and guidance of Wohlstadter. The Research Program shall initially be directed at the use in diagnostic procedures, including diagnostic procedures utilizing electrochemiluminescent ("ECL") technology of (i) * methods, including, without limitation, the * described in the United States Patent application entitled * serial no. * (including all divisions, continuations and continuations-in-part thereto), and *, all relating to only the * of the * and *, (ii) *, including, without limitation, * and * the * and/or * (e.g., through * ), and * and * (e.g., through * and *), including, without limitation, for use in * and * (including, without limitation, the * described in the United States Patent application entitled * serial no. * (including all divisions, continuations and continuations-in-part thereto), and * ), and/or (iii) * (e.g. * ), including, without limitation, for use in * methods (including, without limitation, the * described in the United States Patent application entitled * serial no. * (including all divisions, continuations and continuations-in-part thereto), and * ). The foregoing specifically includes, but it not limited to, * (e.g., * ), * and/or * and * and/or *, as well as the use of * and/or * (e.g., *)."

                    [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered on their behalf, as of the date first written above.

                                    MESO SCALE DIAGNOSTICS, LLC.



                                    By:    /s/ Jacob N. Wohlstadter
                                           -------------------------------------
                                    Name:  Jacob N. Wohlstadter
                                    Title: President and Chief Executive Officer

                                    IGEN INTERNATIONAL, INC.



                                    By:    /s/ George Migausky
                                           -------------------------------------
                                    Name:  George Migausky
                                    Title: Vice President and Chief Financial
                                           Officer

                                    MESO SCALE TECHNOLOGIES, LLC.



                                    By:    /s/ Jacob N. Wohlstadter
                                           -------------------------------------
                                    Name:  Jacob N. Wohlstadter
                                    Title: President and Chief Executive Officer

                                   EXHIBIT II
     Patent Applications and Registrations of Meso Scale Technologies, LLC.

                                        *
                               [4 pages redacted]